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                         PATRIOT SCIENTIFIC CORPORATION


                                  EXHIBIT 10.9


      Employment Agreement dated November 20, 1995 between the Company and
                                Elwood G. Norris
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                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as of the 20th day of November, 1995, between PATRIOT SCIENTIFIC CORPORATION, a Delaware publicly traded corporation (the "Company"), and Elwood G. Norris ("Employee").

Employee, in consideration of the covenants and agreements hereinafter contained, agrees as follows with respect to the employment of the Company of Employee and Employees future business activities.

1. Employment: Term of Employment. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the provisions for termination as hereinafter provided, Employee's term of employment by the Company shall be from the date of this agreement until November 19, 1998, and said employment shall continue after such date until either party shall deliver written notice to the other party hereto to the effect that the employment hereunder shall terminate thirty (30) days from the giving of such notice. This Agreement will supersede all prior written and oral agreements entered into by and between Company and Employee.

2. Services to be Rendered by Employee. Employee shall be subject to the direction of the Board of Directors, or a duly authorized committee thereof and his duties shall be those generally vested in the office of Chairman and Chief Technology Officer for the corporation and he shall have such other powers and duties as may be reasonably prescribed by the Board of Directors, or a duly authorized committee thereof, and shall perform such duties as from time to time may be decided upon by the Board of Directors, or a duly authorized committee thereof, of the Company, including but not limited to, speaking for and promoting the sale of the Company's product lines as public spokesman both in print and television ads. The Board of Directors has previously appointed Employee President and CEO until the Board of Directors appoints a full-time successor. Employee shall devote a sufficient amount of his productive time, energy and ability during the term of this Agreement to the proper and efficient conduct of the Company's business during the term of this Agreement however the Employee shall be only required to devote part time and attention to the Company's business as heretofore provided but in any event not to exceed the average hours previously provided unless otherwise agreed by the parties.

Employee shall at all times faithfully, industriously, and to the best of his ability, experience and talent, perform the duties that may be reasonably required to the reasonable satisfaction of the Board of Directors. Such duties shall be rendered at such times and at such places as the Employee shall in good faith determine is in the interest, needs, business, and opportunities of the Company with periodic input and direction and consultation from the Board of Directors.

As is the present case, Employee may from time to time work for other persons or entities in any capacity, including but not limited to an officer, director, employee or consultant, and conduct other business activities so long as such work or activities do not adversely and directly impact on his duties and obligations to the Company as has been reasonably performed in the past. The Company acknowledges that Employee is an officer and director of Norris Communications Corp. and American Technology Corporation and has duties thereto.

3. Compensation.

(a) For the services to be rendered by Employee during his employment by the Company, the Company shall pay Employee a yearly original Base Salary of sixty thousand dollars ($60,000.00); and thereafter the yearly Base Salary shall increase by five percent (5%) on each annual Company fiscal anniversary date, commencing June 1, 1996, from the yearly Base Salary for the immediately preceding fiscal period. At such time as the Board of Directors appoints a successor President and CEO the original Base Salary shall be adjusted to forty two thousand dollars ($42,000), adjusting for any 5% increases on this original Base Salary to the time of adjustment. The Base Salary shall be payable in equal installments at such times as other employees are paid but in any case at least in monthly installments. The Base Salary shall be subject to other upward adjustment by and under the direction of the Board of Directors in its sole discretion.

(b) Employee shall be entitled to participate in any bonus pool or similar program established by the Board of Directors.

(c) Employee shall be entitled to participate in group life, medical, disability and other plans or benefits, if any, maintained by the Company for its executive employees. During the term of this Agreement, the Employee shall be entitled to four weeks vacation per annum.

(d) The Company shall pay or reimburse Employee for all expenses normal reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder and authorized by the Company, including without limitation, expenses for entertainment, traveling, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof as the Board of Directors; may from time to time adopt and authorize, and as say be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986 and the rules and regulations adopted pursuant thereto now or hereafter in effect.

4. Competition. While employed by the Company and for one (1) year thereafter, Employee will neither permit his name to be used by, nor engage in or carry on, directly or indirectly, either for himself or as a member of a partnership, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly held


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corporation), investor, officer or director of a corporation or as an Employee, agent, associate or consultant of any person, partnership or corporation in any business in direct competition with any business carried on by the Company or a parent, subsidiary, affiliate or successor of the Company.

5. Termination of Employment.

(a) The Company shall have the right at its option to terminate the employment of Employee hereunder by giving written notice thereof to the Employee in the event of any of the following:

         (1) If the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, determines that the Employee has materially breached any provision of this Agreement or has committed dishonesty, fraud or embezzlement, or engaged in material misconduct or similar conduct in connection with his duties under this Agreement.

         (2) If the Company gives Employee thirty days advance written notice of termination of employment.

         (3) If the Employee dies (in which case except as otherwise provided herein, this Agreement shall automatically terminate).

         (4) If the Employee is unable for any reason to carry out or to perform the duties required of him hereunder and does not resume his duties prior to the termination date specified in the Company's written notice of termination; provided, however, if the Employee shall fail to carry out or to perform the duties required of him because of mental or physical disability for a six consecutive month period during the term hereof and following such period he is unable to perform his duties hereunder because of mental or physical disability, as determined by the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, or if this Agreement is terminated because of the Employee's death he or his estate shall be entitle to receive his then Base Salary he would otherwise be entitled to hereunder during the term of this Agreement pursuant to Paragraph 3 hereof for a period of not longer than twelve
         (12) months after the termination of his employment pursuant to this Paragraph 5(a) (4) or for a period not longer than twelve (12) months after such death.

         (5) If this Agreement is terminated by the Company and the Employee's employment is terminated by the Company pursuant to Paragraph 5(a)(2) hereof, then Employee shall be entitled to severance payments equal to twenty four (24) months of his then monthly Base Salary payable in one lump sum within thirty (30) days after such effective termination of Employee's employment by the Company irrespective of the remaining term of this agreement.

(b) The Employee shall have the right at his sole option to terminate employment hereunder under the following conditions:

         (1) at any time upon thirty (30) days written notice.

         (2) upon written notice by Employee to the Company within thirty (30) days of and indicating that a change in control of the Company has occurred and therefore Employee elects to terminate as provided herein. A change in control of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that , without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two (2) consecutive years from the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (3) if termination by the Employee is pursuant to 5 (b) (1) then no severance or termination payments shall be payable. If termination is noticed pursuant to 5 (b) (2) hereof then Employee shall be entitled to the same payments in the same manner provided in 5 (a) (5) described above. In addition, the Employee shall be entitled to recover legal fees and costs incurred by Employee should the Company not make timely payment prescribed by this section and should the Employee prevail in any action filed thereabout.

6. Soliciting Customers. The Employee agrees that he will not for a period of one (1) year immediately following the termination of his employment with the Company, either directly or indirectly make known to any competing person, firm, or corporation the names or addresses of any of the customers of the Company or any other information pertaining to them.


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7. Trade Secrets of the Company. The Employee prior to and during the term of employment under this Agreement has had and will have access to and become acquainted with various trade secrets, consisting of devices, secret inventions, processes, and compilations of information, records, and specifications which are owned by the Company, and which are regularly used or to be used in the operation of the business of the Company. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this agreement or at any time thereafter, except as required in the course of his employment. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises of the Company where the work is being carried on without prior written consent of the Company or consistent with the Company's normal business practices.

8. Inventions and Patents. The Employee agrees that as to any inventions made by him during the term of his employment, solely or jointly with others, which are made using trade secret information of the Company or which relate at the time of the conception or reduction-to-practice of an invention to the business of the Company (which shall be limited to ISDN interface products, antenna and radar technologies and embedded microprocessor technology as currently practiced by the Company) or the Company's actual or demonstrably anticipated research or development as promulgated by the Board of Directors prior to any invention thereof, or which result from any work performed by the Employee directly for the Company at the Board of Directors direction, shall belong to the Company and the Employee promises to assign such inventions to the Company. The Employee also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. The Employee agrees to assign to the Company the Employee's rights in any such inventions where the Company is required to grant those rights to the United States government or any agency thereof. This Agreement does not apply to any inventions which are the subject of Section 2870 of the California Labor Code.

The Employee shall assist the Company in obtaining such patents on all inventions described above, and designs, improvements, and discoveries deemed patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and extensive title thereto, and to protect the same against infringement by others.

Employee has been an inventor for more than 30 years for his own account and for a variety of entities. Nothing in this Agreement is intended to restrict Employees outside activities as an inventor other than as prescribed in this section. Accordingly, unless an invention made by Employee relates to ISDN interface products, antenna and radar technologies or embedded microprocessor technology, the presumption shall be that any such invention is not owned by the Company without the written consent of Employee and the burden of proofing the invention is owned by the Company shall be that of the Company.

9. Severability. Each paragraph and subparagraph of this Agreement shall be construed and considered separate and severable from the validity and enforceability of any other provision contained in this Agreement.

10. Assignment. The rights of the Company (but not its obligations) under this Agreement may, without the consent of the Employee, be assigned by the Company to any parent, subsidiary, or successor of the Company; provided that such parent, subsidiary or successor acknowledges in writing that it is also bound by the terms and obligations of this Agreement. Except as provided in the preceding sentence, the Company may not assign all or any of its rights, duties or obligations hereunder without prior written consent of Employee. The Employee may not assign all or any of his rights, duties or obligations hereunder without the prior written consent of the Company.

11. Notices. All notices, requests, demands and other communications shall be in writing and shall be defined to have been duly given if delivered or if mailed by registered mail, postage prepaid:

(a) If to Employee, addressed to him at the following address as may be changed in writing from time to time:

         Elwood G. Norris
         13824 San Sebastian Way
         Poway, California 92064

(b) If to the Company, addressed to:

         Patriot Scientific Corporation
         12875 Brookprinter Place, #300
         Poway, California 92064

or to such other address as any party hereto may request by notice given as aforesaid to the other parties hereto.

12, Title and Headings. Titles and headings to paragraphs hereof are for purposes of references only and shall in no way limit, define or otherwise affect the provisions hereof.

13. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of California, and shall be governed by and construed in accordance with the laws of the State of California.


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14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart.

15. Cumulative Rights. Each and all of the various rights, powers and remedies of the Company in this Agreement shall be considered as cumulative, with and in addition to any other rights, powers or remedies of the Company and no one of them as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy. Sections 4, 6, 7 and 8 hereof shall continue in full force and effect notwithstanding the Employee's termination of employment and the termination of this Agreement.

16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by parties hereto. Effective on the date hereof, any prior employment agreements between the Company and the Employee shall terminate.

17. Good Faith. Each of the parties hereto agrees that he or it shall act in good faith in all actions taken under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROBERT PUTNAM                               November 20, 1995
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Robert Putnam, Secretary                    Date

ELWOOD G. NORRIS                            November 20, 1995
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Elwood G. Norris, Employee                  Date


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